Exhibit 11

                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006


Board of Directors
TCW Galileo Funds, Inc.
865 South Figueroa Street
Suite 1800
Los Angeles, CA 90017


      Re:   TCW Galileo Emerging Markets Equities Fund


Dear Gentlemen:


We have acted as counsel to TCW Galileo Emerging Markets Equities Fund, a series of the TCW Galileo Funds, Inc. a Maryland Corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of common stock by the Company in connection with the acquisition by TCW Galileo Emerging Markets Equities Fund of the assets of the TCW Galileo Latin America Equities Fund, also a series of the Company, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents, and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of common stock of the Company being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued and fully paid and non-assessable by the Company upon transfer of the assets of TCW Galileo Latin America Equities Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.


Very truly yours,